Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ALTISOURCE ASSET MANAGEMENT CORPORATION

I, the undersigned, President of ALTISOURCE ASSET MANAGEMENT CORPORATION (the “Corporation”), for the purpose of amending and restating the Articles of Incorporation of the Corporation pursuant to Section 222, Chapter 1, Title 13, of the United States Virgin Islands Code, hereby file these Amended and Restated Articles of Incorporation and do certify:

ARTICLE I

The name of the Corporation is Altisource Asset Management Corporation.

ARTICLE II

The principal office of the Corporation in the Virgin Islands is located at 36C Strand Street, Christiansted, St. Croix, U.S. Virgin Islands 00820, and the name of the resident agent of the Corporation is Marjorie Rawls Roberts, P.C., whose mailing address is P.O. Box 6347, St. Thomas, U.S. Virgin Islands 00804, and whose physical address is One Hibiscus Alley, 5093 Dronningens Gade, Ste. 1, Charlotte Amalie, St. Thomas, U.S. Virgin Islands.

ARTICLE III

Without limiting in any manner the scope and generality of the allowable functions of the Corporation, it is hereby provided that the Corporation shall have the following purposes, objects and powers:

(1) To engage in any lawful business in the United States Virgin Islands.

(2) To enter into and carry out any contracts for or in relation to the foregoing business with any person, firm, association, corporation, or government or governmental agency.

(3) To conduct its business in the United States Virgin Islands and to have offices within the United States Virgin Islands.

(4) To borrow or raise money to any amount permitted by law by the sale or issuance of obligations of any kind, to guarantee loans, other types of indebtedness and financing obligations, and to secure the foregoing by mortgages or other liens upon any and all of the property of every kind of the Corporation.

(5) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the exercise of any of the powers herein set forth, either alone or in connection with other firms, individuals, associations or corporations in the Virgin Islands and elsewhere in the United States and foreign countries, and to do any other acts or things incidental or appurtenant to or growing out of or connected with the said business, purposes, objects and powers of any part thereof not inconsistent with the laws of the Virgin Islands, and to exercise any and all powers now or hereafter conferred by law on business corporations whether expressly enumerated herein or not.

The purposes, objects and powers specified in this Article shall not be limited or restricted by reference to the terms of any other subdivision or of any other article of these Articles of Incorporation.

ARTICLE IV

A. Minimum Capital and No Reduction

The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000). The capital of the Corporation will not be reduced under or by reason of these Amended and Restated Articles of Incorporation.

B. Authorized Stock

The total number of shares of stock that the Corporation is authorized to issue is Six Million (6,000,000), of which Five Million (5,000,000) are shares of common stock at $0.01 par value per share the (“Common Stock”), and One Million (1,000,000) are shares of preferred stock at $0.01 par value per share consisting of Two Hundred Fifty Thousand (250,000) Series A Convertible Preferred Stock, $0.01 par value per share (“Series A Convertible Preferred Stock”), One Thousand (1,000) shares of Series B Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), One Thousand (1,000) shares of Series C Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), One Thousand (1,000) shares of Series D Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), One Thousand (1,000) shares of Series E Preferred Stock, $0.01 par value per share (“Series E Preferred Stock”), One Thousand (1,000) shares of Series F Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”), One Thousand (1,000) shares of Series G Preferred Stock, $0.01 par value per share (“Series G Preferred Stock”), One Thousand (1,000) shares of Series H Preferred Stock, $0.01 par value per share (“Series H Preferred Stock”), One Thousand (1,000) shares of Series I Preferred Stock, $0.01 par value per share (“Series I Preferred Stock”), One Thousand (1,000) shares of Series J Preferred Stock, $0.01 par value per share (“Series J Preferred Stock”), One Thousand (1,000) shares of Series K Preferred Stock, $0.01 par value per share (“Series K Preferred Stock”), One Thousand (1,000) shares of Series L Preferred Stock, $0.01 par value per share (“Series L Preferred Stock”), One Thousand (1,000) shares of Series M Preferred Stock, $0.01 par value per share (“Series M Preferred Stock”), One Thousand (1,000) shares of Series N Preferred Stock, $0.01 par value per share (“Series N Preferred Stock”), and One Thousand (1,000) shares of Series O Preferred Stock, $0.01 par value per share (“Series O Preferred Stock”, with Series A Convertible Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, and Series N Preferred Stock collectively referred to herein as “Preferred Stock”).

C. Provisions Applicable to the Preferred Stock

The Corporation’s Preferred Stock shall have the following Rights, Powers, Preferences and Restrictions:

1. Series A Convertible Preferred Stock: The Series A Convertible Preferred Stock shall have the rights, powers, preferences and restrictions set forth in, and subject to, that certain Certificate of Designations related to the Series A Convertible Preferred Stock adopted by the Board of Directors on March 17, 2014 and filed with the U.S. Virgin Islands Division of Corporations on March 18, 2014 (the “Series A Certificate of Designations”).

2. Series B Preferred Stock: The Series B Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series B Preferred Stock shall be identical in all respects with the other Series B Preferred Stock. No fractional shares of Series B Preferred Stock shall be issued. No share of Series B Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series B Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series B Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series B Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series B Preferred Stock, or would increase or decrease the par value of the Series B Preferred Stock, or would materially and adversely affect the Series B Preferred stock. For purposes of this subsection (b), each share of Series B Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to shares that rank junior to the Series B Preferred Stock as to the distribution of assets upon Liquidation (collectively, “Junior Shares”), the holders of the Series B Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series B Preferred Stock, the Series B Preferred Stock (i) shall be pari passu with the Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall be junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series B Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series B Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series B Preferred Stock shall not sell or otherwise dispose of such Series B Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

3. Series C Preferred Stock: The Series C Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series C Preferred Stock shall be identical in all respects with the other Series C Preferred Stock. No fractional shares of Series C Preferred Stock shall be issued. No share of Series C Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series C Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series C Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series C Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series C Preferred Stock, or would increase or decrease the par value of the Series C Preferred Stock, or would materially and adversely affect the Series C Preferred stock. For purposes of this subsection (b), each share of Series C Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the Series C Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series C Preferred Stock, the Series C Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series C Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series C Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series C Preferred Stock shall not sell or otherwise dispose of such Series C Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

4. Series D Preferred Stock: The Series D Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series D Preferred Stock shall be identical in all respects with the other Series D Preferred Stock. No fractional shares of Series D Preferred Stock shall be issued. No share of Series D Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series D Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series D Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series D Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series D Preferred Stock, or would increase or decrease the par value of the Series D Preferred Stock, or would materially and adversely affect the Series D Preferred stock. For purposes of this subsection (b), each share of Series D Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the Series D Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series D Preferred Stock, the Series D Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series D Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series D Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series D Preferred Stock shall not sell or otherwise dispose of such Series D Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

5. Series E Preferred Stock: The Series E Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series E Preferred Stock shall be identical in all respects with the other Series E Preferred Stock. No fractional shares of Series E Preferred Stock shall be issued. No share of Series E Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series E Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series E Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series E Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series E Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series E Preferred Stock, or would increase or decrease the par value of the Series E Preferred Stock, or would materially and adversely affect the Series E Preferred stock. For purposes of this subsection (b), each share of Series E Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the Series E Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series E Preferred Stock, the Series E Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series E Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series E Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series E Preferred Stock shall not sell or otherwise dispose of such Series E Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

6. Series F Preferred Stock: The Series F Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series F Preferred Stock shall be identical in all respects with the other Series F Preferred Stock. No fractional shares of Series F Preferred Stock shall be issued. No share of Series F Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series F Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series F Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series F Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series F Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series F Preferred Stock, or would increase or decrease the par value of the Series F Preferred Stock, or would materially and adversely affect the Series F Preferred stock. For purposes of this subsection (b), each share of Series F Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the Series E Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series F Preferred Stock, the Series F Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series F Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series F Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series F Preferred Stock shall not sell or otherwise dispose of such Series F Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

7. Series G Preferred Stock: The Series G Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series G Preferred Stock shall be identical in all respects with the other Series G Preferred Stock. No fractional shares of Series G Preferred Stock shall be issued. No share of Series G Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series G Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series G Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series G Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series G Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series G Preferred Stock, or would increase or decrease the par value of the Series G Preferred Stock, or would materially and adversely affect the Series G Preferred stock. For purposes of this subsection (b), each share of Series G Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the Series G Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series G Preferred Stock, the Series G Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series G Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series G Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series G Preferred Stock shall not sell or otherwise dispose of such Series Preferred G Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

8. Series H Preferred Stock: The Series H Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series H Preferred Stock shall be identical in all respects with the other Series H Preferred Stock. No fractional shares of Series H Preferred Stock shall be issued. No share of Series H Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series H Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series H Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series H Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series H Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series H Preferred Stock, or would increase or decrease the par value of the Series H Preferred Stock, or would materially and adversely affect the Series H Preferred stock. For purposes of this subsection (b), each share of Series H Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the Series H Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series H Preferred Stock, the Series H Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series H Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series H Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series H Preferred Stock shall not sell or otherwise dispose of such Series H Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

9. Series I Preferred Stock: The Series I Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series I Preferred Stock shall be identical in all respects with the other Series I Preferred Stock. No fractional shares of Series I Preferred Stock shall be issued. No share of Series I Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series I Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series I Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series I Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series I Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series I Preferred Stock, or would increase or decrease the par value of the Series I Preferred Stock, or would materially and adversely affect the Series I Preferred stock. For purposes of this subsection (b), each share of Series I Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the

Series I Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series I Preferred Stock, the Series I Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series I Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series I Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series I Preferred Stock shall not sell or otherwise dispose of such Series I Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

10. Series J Preferred Stock: The Series J Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series J Preferred Stock shall be identical in all respects with the other Series J Preferred Stock. No fractional shares of Series J Preferred Stock shall be issued. No share of Series J Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series J Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series J Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series J Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series J Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series J Preferred Stock, or would increase or decrease the par value of the Series J Preferred Stock, or would materially and adversely affect the Series J Preferred stock. For purposes of this subsection (b), each share of Series J Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the Series J Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series J Preferred Stock, the Series J Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series J Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series J Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series J Preferred Stock shall not sell or otherwise dispose of such Series J Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

11. Series K Preferred Stock: The Series K Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series K Preferred Stock shall be identical in all respects with the other Series K Preferred Stock. No fractional shares of Series K Preferred Stock shall be issued. No share of Series K Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series K Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series K Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series K Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series K Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series K Preferred Stock, or would increase or decrease the par value of the Series K Preferred Stock, or would materially and adversely affect the Series K Preferred stock. For purposes of this subsection (b), each share of Series K Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the Series K Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series K Preferred Stock, the Series K Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series K Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series K Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series K Preferred Stock shall not sell or otherwise dispose of such Series K Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

12. Series L Preferred Stock: The Series L Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series L Preferred Stock shall be identical in all respects with the other Series L Preferred Stock. No fractional shares of Series L Preferred Stock shall be issued. No share of Series L Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series L Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series L Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series L Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series L Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series L Preferred Stock, or would increase or decrease the par value of the Series L Preferred Stock, or would materially and adversely affect the Series L Preferred stock. For purposes of this subsection (b), each share of Series L Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the Series L Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series L Preferred Stock, the Series L Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series L Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series L Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series L Preferred Stock shall not sell or otherwise dispose of such Series L Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

13. Series M Preferred Stock: The Series M Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series M Preferred Stock shall be identical in all respects with the other Series M Preferred Stock. No fractional shares of Series M Preferred Stock shall be issued. No share of Series M Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series M Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series M Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series M Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series M Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series M Preferred Stock, or would increase or decrease the par value of the Series M Preferred Stock, or would materially and adversely affect the Series M Preferred stock. For purposes of this subsection (b), each share of Series M Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the Series M Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series M Preferred Stock, the Series M Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series N Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series M Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series M Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series M Preferred Stock shall not sell or otherwise dispose of such Series M Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

14. Series N Preferred Stock: The Series N Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series N Preferred Stock shall be identical in all respects with the other Series N Preferred Stock. No fractional shares of Series N Preferred Stock shall be issued. No share of Series N Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series N Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series N Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series N Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series N Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series N Preferred Stock, or would increase or decrease the par value of the Series N Preferred Stock, or would materially and adversely affect the Series N Preferred stock. For purposes of this subsection (b), each share of Series N Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the Series N Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series N Preferred Stock, the Series N Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock and Series O Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series N Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series N Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series N Preferred Stock shall not sell or otherwise dispose of such Series N Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

15. Series O Preferred Stock: The Series O Preferred Stock shall have the following rights, powers, preferences and restrictions:

a. General. Each share of Series O Preferred Stock shall be identical in all respects with the other Series O Preferred Stock. No fractional shares of Series O Preferred Stock shall be issued. No share of Series O Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, the Series O Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. So long as any shares of Series O Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by these Amended and Restated Articles of Incorporation or applicable law, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series O Preferred Stock, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of these Amended and Restated Articles that would alter or change the preferences, special rights or powers granted herein to the holders of the Series O Preferred Stock, or would increase or decrease the amount of the authorized stock of the Series O Preferred Stock, or would increase or decrease the par value of the Series O Preferred Stock, or would materially and adversely affect the Series O Preferred stock. For purposes of this subsection (b), each share of Series O Preferred Stock have one (1) vote per share.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation or a Change of Control (as defined in the Series A Preferred Certificate of Designations) of the Corporation (collectively, a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart for the payment to Junior Shares, the holders of the

Series O Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the liquidation preference of the Series O Preferred Stock, the Series O Preferred Stock (i) shall be pari passu with the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock and Series N Preferred Stock of the Corporation and (ii) expressly shall rank junior to the Series A Convertible Preferred Stock.

d. Dividends. The holders of Series O Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Corporation; provided that no dividend declared with respect to the Series O Preferred Stock shall entitle any other holder of any other class of Common Stock or Preferred Stock to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of Common Stock or Preferred Stock.

e. Restrictions on Transfer; Ownership Requirements. Each holder of Series O Preferred Stock shall not sell or otherwise dispose of such Series O Preferred Stock other than sales back to the Corporation upon termination of his or her employment with the Corporation for any reason.

The Corporation is authorized to issue multiple classes of stock, or one or more series of stock within any class thereof, with such voting powers, full or limited, or without voting powers and with such designations, preferences or other special rights, and qualifications, limitations or restrictions thereof as shall be stated and expressed by resolutions providing for the issue of such stock as determined, and adopted, by the Board of Directors of the Corporation. Furthermore, the amount of the authorized stock of any series or class of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, and by the affirmative vote, as a single class, of the holders of a majority of the series or class of stock of which the authorized shares are to be increased or decreased, regardless of whether such series or class of stock are granted voting rights herein, at a duly called meeting of such stockholders or by the unanimous written consent in lieu of meeting of the holders of such stock.

ARTICLE V

As set forth in the Corporation’s original Articles of Incorporation, filed with the Office of the Lieutenant Governor of the United States Virgin Islands on March 15, 2012, the names and places of residence of each of the incorporators that formed the Corporation are as follows:

NAME	RESIDENCE

Laura Lee Berry	173-230 Estate Tutu, St. Thomas, USVI
Denise Bukle	148-154 Estate Tutu, St. Thomas, USVI
Ethy Brazier	Hospital Ground; 303A-11; St. Thomas USVI

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the bylaws of the Corporation; but except as otherwise provided for herein, the number of directors may not be less than three. Notwithstanding the foregoing, at all times in which the Corporation has fewer than three stockholders, the number of directors may be equal to, or greater than, the number of stockholders. The directors need not be stockholders.

These Amended and Restated Articles of Incorporation have been duly adopted in accordance with the provisions of Section 222, Chapter 1, Title 13, of the United States Virgin Islands Code.

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In witness whereof, the undersigned has hereunto set his hand, as President of the Corporation, this 29th day of December, 2016.

/s/ George G. Ellison
George G. Ellison, President

ATTEST:

/s/ Stephen H. Gray	SEAL:
Stephen H. Gray, Secretary

TERRITORY OF THE UNITED STATES VIRGIN ISLANDS	)
DIVISION OF ST. CROIX	)

Before me, the undersigned authority on this 29th day of December, 2016 personally appeared George G. Ellison, who, being by me first duly sworn, declared that he is the person who signed the foregoing Amended and Restated Articles of Incorporation as the President of the Corporation and that the statements contained in these Amended and Restated Articles of Incorporation are true and correct.

/s/ Susan L. Anderson
Notary Public

My Commission Expires:

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